EXHIBIT 21

                  SUBSIDIARIES OF PROSPERITY BANCSHARES, INC.


NAME OF SUBSIDIARY                              JURISDICTION OF INCORPORATION

Prosperity Holdings, Inc.                             Delaware
First Prosperity Bank                                 Texas